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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-36208, 33-47891, 33-58872 and 33-81994) pertaining to the
   1988 Stock Option Plan of IKOS Systems, Inc. and in the related Prospectus of our report dated October 17, 1995, with respect to the consolidated financial statements and schedules of IKOS Systems, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 1995.



                                                     ERNST & YOUNG LLP


   San Jose, California
   December 18, 1995